      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2003

                                                      REGISTRATION NO. 333-86154
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           MINNESOTA                                           41-1526554
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                              ---------------------

                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                          TELEPHONE NO.: (651) 603-3700
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                             -----------------------


                               CONNIE L. MAGNUSON
              VICE PRESIDENT -- FINANCE AND CHIEF FINANCIAL OFFICER
                         SYNOVIS LIFE TECHNOLOGIES, INC.
                             2575 UNIVERSITY AVENUE
                            ST. PAUL, MINNESOTA 55114
                          TELEPHONE NO.: (651) 603-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------

                                   COPIES TO:
                             MICHAEL J. KOLAR, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                       45 SOUTH SEVENTH STREET, SUITE 3300
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 607-7205

                     ---------------------------------------





================================================================================

         Synovis Life Technologies, Inc. registered for the resale of up to 140,434 shares of its common stock, par value $0.01 per share (including attached common stock purchase rights), by certain selling shareholders pursuant to a Registration Statement on Form S-3, File No. 333-86154, originally filed with the Securities and Exchange Commission on April 12, 2002. Synovis hereby deregisters all remaining shares that were not sold pursuant to the Registration Statement at the time this Post-Effective Amendment No. 1 is filed with the Securities and Exchange Commission.



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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.


Dated:  March 10, 2003                    SYNOVIS LIFE TECHNOLOGIES, INC.

                                         By  /s/ Connie L. Magnuson
                                             -----------------------------------
                                             Connie L. Magnuson
                                             Vice President -- Finance and Chief
                                               Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated, on March 10, 2003.


            Name and Signature                                                Title
            ------------------                                                -----

/s/ Karen Gilles Larson                               President, Chief Executive Officer and Director
-------------------------------------------------     (Principal Executive Officer)
Karen Gilles Larson

/s/ Connie L. Magnuson                                Vice President -- Finance and Chief Financial Officer
-------------------------------------------------     (Principal Financial and Accounting Officer)
Connie L. Magnuson

                      *                               Chairman of the Board
-------------------------------------------------
Timothy M. Scanlan

                      *                               Director
-------------------------------------------------
William G. Kobi

                      *                               Director
-------------------------------------------------
Richard W. Perkins

                      *                               Director
-------------------------------------------------
Anton R. Patomi

                      *                               Director
-------------------------------------------------
Edward E. Strickland


                                                      *By /s/ Connie L. Magnuson
                                                          ------------------------------------
                                                             Connie L. Magnuson
                                                             Attorney-in-Fact





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